                                                                   Exhibit 10.61

            THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 1, 2000 (the "Effective Date"), is made and entered into by and between Schein Pharmaceutical, Inc., a Delaware corporation (the "Corporation"), and Paul Feuerman (the "Executive").

            The Executive is currently employed as a Sr. Vice President of the Corporation pursuant to an employment agreement, dated November 29, 1993 (the "Prior Agreement"); and

            The Corporation desires to secure the Executive's continued participation in the manner hereinafter specified in the business of the Corporation and to make provision for payment of reasonable compensation to the Executive for such services and the Executive is willing to continue his or her employment with the Corporation to perform the duties incident to such employment upon the terms and conditions hereinafter set forth and thus to forego opportunities elsewhere; and

            In replacement of the Prior Agreement, the parties desire to enter into this Agreement, as of the Effective Date, setting forth the terms and conditions of the employment relationship of the Executive with the Corporation during the Term (as such term is hereinafter defined).

            In consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

            1. Employment Duties.

            (a) Employment. The Corporation hereby agrees to employ the Executive, and the Executive hereby agrees to serve, as Executive Vice President, Corporate Affairs and General Counsel of the Corporation.

            (b) Duties. The Executive shall report to the Chief Executive Officer of the Corporation and will have full authority to act on behalf of the Corporation in a manner that is consistent with his or her title and position. In such capacity, the Executive also agrees to perform such duties and exercise such powers commensurate with his or her position as may from time to time be reasonably requested of him or her by the Chief Executive Officer or the Board of Directors of the Corporation (the "Board") or vested in him or her by the bylaws of the Corporation. During the Term, the Executive shall:

            (1) devote substantially all of his or her business time, attention and abilities to the business of the Corporation (including its subsidiaries or affiliates, when so required); and

            (2) faithfully serve the Corporation and use his or her best efforts to promote and develop the interests of the Corporation.

            2. Term of Employment. The term (the "Term") of the Executive's employment hereunder shall be for a period commencing on the Effective Date, and continuing until terminated by either the Corporation or the Executive in accordance with the terms of Paragraph 4(a) below upon giving sixty (60) days written notice ("Non-Continuation Notice").

            3. Compensation. Subject to the terms of this Agreement and until the termination of the Term as provided in Paragraph 2, the Corporation shall pay compensation and provide benefits to the Executive as follows:

            (a) Base Salary. The Corporation shall pay to the Executive a base salary of $350,000 per annum during the Term (the "Base Salary"). The Executive shall receive his or her salary in equal installments in accordance with the Corporation's payroll practices in effect from time to time. The Corporation will review the Executive's Base Salary at least once per year and may, in its discretion, increase the Base Salary in accordance with the compensation policies of the Corporation, as in effect from time to time.

            (b) Benefit Continuation and Perquisites. The Executive shall participate during the Term, in such pension, life insurance, health, disability and medical insurance plans, and such other employee benefit plans and programs (including an automobile or automobile allowance), for the benefit of employees of the Corporation, and as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other executives or officers of the Corporation of comparable level or position and subject to the terms and provisions of such plans or programs.

            (c) Incentive Bonus. The Corporation may pay a bonus to the Executive as determined by the Corporation in accordance with the Corporation's incentive plan or policies as in effect from time to time.

            (d) Stock Options. From time to time as so approved by the Board or the Stock Option Committee of the Board, the Executive may become eligible for the grant of options to purchase shares of the Corporation's common stock, par value of $0.01 per share (the "Shares"), pursuant to and subject to the terms and conditions of the Corporation's 1999 Stock Option Plan (or other plan of the Corporation) and any stock option agreement entered into by the Executive and the Corporation.

            (e) Reimbursement of Expenses. The Corporation shall reimburse the Executive for all reasonable expenses incurred personally by him or her on behalf of the Corporation in accordance with the policies and procedures applicable to similarly situated executives of the Corporation.

            (f) Additional Compensation. The Corporation shall pay the Executive additional compensation (the "Additional Compensation") which will be payable in four (4) annual installments as follows: $150,000 on December 31, 2000, $150,000 on December 31, 2001, $150,000 on December 31, 2002 and $150,000 on December 31,
2003.

            4. Termination and Compensation Payable Upon Termination or Resignation.

            (a) Earlier Termination of Term. Upon giving a Non-Continuation Notice by either the Corporation or the Executive pursuant to Paragraph 2, and subject to the Corporation's compliance with Paragraph 4(g), the Executive's employment with the Corporation may be terminated or the Executive may resign such employment prior to the expiration of the Term effective as of the end of the sixty-day (60) day period following the date of the Non-Continuation Notice (the "Termination Date") is given as follows:

            (1) The Corporation may terminate the Executive's employment hereunder for Cause (as defined hereunder), without Cause or upon the Executive's Disability;

            (2) The Executive's employment hereunder shall terminate automatically upon his or her death; or

            (3) The Executive may resign from his or her employment with the Corporation with or without Good Reason (as defined hereunder).

            (b) Definition of "Target Bonus". As used herein, the "Target Bonus" shall mean the higher of 35% of the Executive's then-current Base Salary, and
(y) the highest annual bonus earned by the Executive in respect of any of the two (2) years ending immediately prior to the Termination Date.

            (c) Definition of "Cause". As used herein, "Cause" shall mean, during the Term of this Agreement, the occurrence of any of the following:

            (1) the Executive's willful and continued failure to substantially perform his or her duties under this Agreement for the Corporation or its affiliates;

            (2) the commission by the Executive of fraud, misappropriation or intentional material damage to the property or business of the Corporation; or

            (3) the commission of a felony by the Executive.

            (d) Definition of "Disability". The Executive shall be considered to have a "Disability" if he or she satisfies the definition set forth in the Corporation's long-term disability benefit plan in which he or she is enrolled at the time of the determination or if there is no such plan, for a continuous period of six (6) months, he or she is unable to perform his or her duties under this Agreement for reasons of health, and, in the opinion of a physician appointed by the Corporation and reasonably acceptable to the Executive, such disability will continue for a prolonged period of time.

            (e) Definition of "Good Reason". As used herein, "Good Reason" shall mean the occurrence of any of the following:

            (1) the Corporation assigning the Executive to duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties or responsibilities provided for under this Agreement;

            (2) any reduction in the Executive's Base Salary or Additional Compensation provided for under this Agreement; or

            (3) except where expressly approved by the Executive, the relocation of the Executive's principal place of business beyond a forty (40) mile automobile drive from the New York side of the Lincoln Tunnel.

            (f) Definition of "Change of Control". As used herein, "Change of Control" shall mean the occurrence of any of the following:

            (1) an acquisition by any individual, entity or group (within the meaning of Section 13d-3 or 14d-1 of the Securities Exchange Act of 1934, as amended (the "Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors to the Board (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (x) any acquisition by the Corporation, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate

      Transaction"), if, pursuant to such Corporate Transaction, the conditions described in (A), (B) and (C) of clause (3) of this Paragraph Section 4(f) are satisfied;

            (2) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the Board as of the Effective Date shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that, for purposes of this Paragraph 4(e)(2), any individual who becomes a member of the Board subsequent to the Effective Date and whose election, or nomination for election by the Corporation's stockholders, was approved by a majority of the members of the Board who also are members of the Incumbent Board (or so deemed to be pursuant to this proviso) shall be deemed a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office is in connection with a Change of Control described in (1), (3) or
      (4) of this Paragraph 4(f) or whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed a member of the Incumbent Board; or

            (3) the approval by the stockholders of the Corporation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) the beneficial owners (or beneficiaries of the beneficial owners) of the outstanding Shares and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the outstanding Shares or Outstanding Corporation Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (4) the approval of the stockholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all the assets of the Corporation; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners (or beneficiaries of the beneficial owners), respectively, of the outstanding Shares and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding Corporation Voting Securities, as the case may be, (y) no Person (other than the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the outstanding Shares or Outstanding Corporation Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

            (g) Payments to the Executive Upon Termination of Employment. In the event that the Executive's employment with the Corporation is terminated prior to the expiration of the Term pursuant to a Non-Continuation Notice for any of the reasons provided in Paragraph 4(a), then the Corporation shall pay to the Executive the following amounts on the date of such termination, and shall provide to the Executive the following benefits, as applicable:

            (1) In the event that the Executive's employment hereunder terminates for any reason whatsoever (including for Cause), the Corporation shall pay to the Executive: (i) an amount equal to his or her accrued but unpaid Base Salary; (ii) any incentive compensation awarded to the Executive but not yet paid for the year preceding the year of termination; (iii) reimbursement for any unreimbursed business expenses incurred in accordance with Paragraph 3(e) prior to the Termination Date; and

      (iv) any amounts or benefits due under any equity or benefit plan, grant or program in accordance with the terms of said plan, grant or program but without duplication (such amounts specified in clauses (i), (ii), (iii), and (iv) referred to as "Accrued Obligations"). In addition, for terminations other than cause, the Corporation will provide the Executive with up to one year of outplacement services chosen by the Corporation at a location convenient to the Executive.

            (2) In the event that: (i) the Executive's employment hereunder is terminated by the Corporation for any reason other than for Cause, Disability or death, or (ii) the Executive terminates his or her employment with Good Reason, in addition to the Accrued Obligations, the Corporation shall also pay or provide to the Executive: (A) 100% of the Executive's then-current Base Salary, payable in a lump sum no later than thirty (30) days following such termination; (B) a lump sum payment equal to the Target Bonus, payable no later than thirty (30) days following such termination; (C) any unpaid Additional Compensation, payable in a lump sum no later than thirty (30) days following such termination; and (D) continued participation in the Corporation's welfare plans (as applicable and including without limitation the split dollar insurance program, if applicable) for the twelve (12) month period following the Termination Date; provided that, such welfare coverage shall cease if the Executive obtains other full-time employment providing for comparable welfare benefits prior to the expiration of such twelve (12) month period. The benefits provided under this clause (2) are in lieu of payments under any severance policy of the Corporation.

            (3) In the event that: (i) the Executive's employment hereunder is terminated by the Corporation for any reason other than for Cause, Disability or death within two (2) years following a Change of Control or ninety (90) days prior to a Change of Control, or (ii) the Executive terminates his or her employment with Good Reason within two (2) years following a Change of Control or ninety (90) day prior to a Change of Control, in lieu of the amounts described in clauses 2(A) and (B) above and the benefits described in clause 2(D) above, in addition to the Accrued Obligations and payment of any unpaid Additional Compensation as provided in clause 2(C) above, the Corporation shall pay or provide to the
      Executive: (A) a lump sum payment equal to three(3) times the sum (x) of the Executive's then-current Base Salary, (y) the Target Bonus, and (z) any Additional Compensation payable with respect to the year of termination under Paragraph 3(f), payable no later than thirty (30) days following such termination; and (B) continued participation in the Corporation's welfare plans (as applicable, and including without limitation the split-dollar insurance program, if applicable) for the thirty-six (36) month period following the Termination Date; provided that, such welfare plan coverage shall cease if the Executive obtains other full-time employment providing for comparable welfare benefits prior to the expiration of such thirty-six (36) month period. The benefits provided under this clause
      (3) are in lieu of payments under any severance policy of the Corporation.

            (h) Waiver and Release. No payment will be made under Paragraph 4(g), unless (x) the Executive first executes and delivers to the Corporation a release in substantially the same form attached as Appendix A to this Agreement, and (y) to the extent any portion of such release is subject to the seven-day revocation period prescribed by the Age Discrimination in Employment Act, as amended, or to any similar revocation period in effect on the date of termination of the Executive's employment, such revocation period has expired.

            5. Maximum Payment. Notwithstanding anything herein to the contrary, if it is determined that any payment made to the Executive, whether pursuant to the terms of this Agreement or otherwise (including but not limited to any stock option agreement), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Executive shall be entitled to an additional payment or payments (a "Gross-Up Payment") in an amount that will place him or her in the same after-tax economic position that he or she would have enjoyed if the Excise Tax had not applied. The amount of the Gross-Up Payment shall be determined by the nationally recognized firm of accountants serving as the Corporation's independent auditors immediately prior to the Change of Control which resulted in the application of the Excise Tax, in their sole discretion, and shall be payable upon the Executive's demand.

            6. Protection of the Corporation's Interests.

            (a) Non-Competition Covenant. The Executive hereby covenants and agrees that during the Term and for six (6) months following the end of the Term, the Executive will not, without the prior written consent of the Corporation, engage in Competition (as defined below) with the Corporation. For purposes of this Agreement, if the Executive takes any of the following actions the Executive will be engaged in "Competition": directly or indirectly accepting employment or engaging in any business activity which would require the Executive to be involved in the formulation, development, manufacture or sale of any product which is the same as any product for which the Executive was engaged in on behalf of the Corporation; provided, however, that "Competition" will not include (x) working or engaging in any business activity with a new employer that manufactured and sold the same product for which the Executive was engaged in on behalf of the Corporation prior to the Executive's employment with such new employer, (y) the mere passive ownership of securities representing less than two percent (2%) of the vote or value of all the securities of any enterprise and the exercise of rights appurtenant thereto or (z) participation in management of any enterprise or business operation thereof other than in connection with the operation of such enterprise that is engaged in Competition with the Corporation.

            (b) Non-Solicitation Covenant. The Executive hereby covenants and agrees that during the Term and for one (1) year following the end of the Term, the Executive will not, without the prior written consent of the Corporation attempt to, directly or indirectly, induce or influence any present or future employee of the Corporation to give up, or to not commence, employment or a business relationship with the Corporation.

            (c) Confidentiality. The Executive recognizes and acknowledges that in the course of the Executive's employment with the Corporation the Executive has obtained, or may obtain, confidential information, whether specifically designated as such or not, and the Executive agrees to maintain in confidence any confidential information obtained by or from the Corporation and will not, during the Term or any time thereafter, either directly or indirectly, disclose or use confidential information except with the prior written consent of the Corporation or until such confidential information will be in the public domain (other than as a result of an unauthorized disclosure by the Executive).

            (d) Disparagement. The Executive agrees not to publicly or privately disparage the Corporation or any of the Corporation's products, services, divisions, affiliates, related companies or current or former officers, directors, trustees, employees, agents, administrators, representatives or fiduciaries. Notwithstanding the foregoing, neither the Executive nor the Corporation will be restricted from providing information about the other as required by a court or governmental agency or by applicable law. Further, the Corporation and the Executive shall not be restricted from reporting information regarding his or her performance while employed by the Corporation to internal or external auditors, special counsel or investigators, any applicable enforcement agencies, regulatory agencies, insurance carriers or in litigation involving the Executive or the Corporation. The Corporation agrees that it will not publicly or privately disparage the Executive.

            (e) Remedies.

            (i) The Executive acknowledges that a breach of any of the covenants contained in Paragraphs 6(a), (b), (c) or (d) may result in material irreparable injury to the Corporation for which there is no adequate remedy at law, that it will not be possible to measure damages for such injury precisely and that, in the event of such a breach or threat thereof, the Corporation shall be entitled to a temporary restraining order and/or a preliminary or permanent injunction, restraining the Executive from engaging in such prohibited activities or such other relief as may be required specifically to enforce any of the covenants contained therein. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for such breach or threatened breach.

            (ii) The restrictions set forth in Paragraphs 6(a), (b), (c) and (d) are considered by the parties hereto to be reasonable for the purposes of protecting the business of the Corporation. However, if any such restriction is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it is the intention of the parties that such restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            7. Indemnification. The Corporation agrees to indemnify, defend and hold harmless the Executive from and against any and all liabilities to which he or she may be subject as a result of his or her employment hereunder (as a result of his or her service as an officer or director of the Corporation or as an officer or director of any of its subsidiaries or affiliates), as well as the costs, including attorney's and other professional fees and disbursements, of any legal action brought or threatened against him or her as a result of such employment in accordance with the indemnification policies of the Corporation and the indemnification agreement entered into between the Executive and the Corporation, dated November 8, 1994 (the "Indemnification Agreement"), to the fullest extent permitted by, and subject to the limitations of, applicable corporate law.

            8. Reimbursement of Legal and Related Expenses. In the event that any dispute shall arise between the Executive and the Corporation relating to his or her rights under this Agreement on or after a Change of Control, the Corporation shall pay to the Executive all reasonable legal fees and expenses incurred in connection with such dispute, unless it is finally determined that the Executive's position in such dispute was frivolous.

            9. Successors; Binding Agreement.

            (a) Assumption by Successor. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Corporation of its obligations hereunder. As used in this Agreement, the "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

            (b) Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Executive (and his or her personal representatives and heirs) and the

Corporation and any organization which succeeds to substantially all of the business or assets of the Corporation, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Corporation or otherwise, including, without limitation, by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees or other beneficiaries. If the Executive should die while any amount would still be payable to him or her hereunder if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his or her beneficiary.

            10. Assignment. Neither party may assign this Agreement or any of his or her or its rights, benefits, obligations or duties hereunder to any other person, firm, corporation or other entity.

            11 Withholding. The Corporation shall be authorized to withhold from any award or payment it makes under the Agreement, the amount of withholding taxes due with respect to such award or payment and to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes.

            12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or on the fourth business day after being placed in the mail, postage prepaid, addressed to the parties hereto as follows (provided that notice of change of address shall be deemed given only when actually received):

As to the Corporation:  Schein Pharmaceutical, Inc.
                        100 Campus Drive
                        Florham Park, New Jersey 07932
                        Attention:  General Counsel

As to the Executive:    To the address indicated on the signature page of this
                        Agreement (or if no address is indicated, to the last known address of the Executive shown in the Corporation's records)

The address of any of the parties may be changed from time to time by such party serving notice upon the other parties.

            13. Law Applicable. This Agreement shall be governed by the laws of New Jersey (other than New Jersey principles of conflicts of laws). Any dispute between the parties relating to this Agreement may be heard only in the federal or state courts of New Jersey and both parties hereby submit to the exclusive jurisdiction of such courts.

            14. Entire Agreement; Modification. Other than any stock option agreement between the Corporation and the Executive and the Indemnification Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof (including but not limited to the Prior Agreement). This Agreement may not be changed or modified orally but only by an instrument in writing signed by the parties hereto, which instrument states that it is an amendment to this Agreement.

            15. Severability. Should any provision of this Agreement or any part thereof be held invalid or unenforceable, the same shall not affect or impair any other provision of this Agreement or any part thereof and the invalidity or unenforceability of any provision of this Agreement shall not have any effect on or impair the obligations of the Corporation or the Executive.

            16. Rules of Construction. The captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Paragraphs of this Agreement. All references in this Agreement to particular Paragraphs are references to the Paragraphs of this Agreement, unless some other reference is clearly indicated.

            17. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement, all as of the day and year first above written.

                                          SCHEIN PHARMACEUTICAL, INC.

                                          By: /s/ Oliver N. Esnon
                                             -----------------------------------
                                             Authorized Officer


                                          EXECUTIVE

                                          /s/ [ILLEGIBLE]
                                          --------------------------------------
                                          Address: 77 Park Avenue #2G
                                                  ------------------------------
                                                  NY NY 10016
                                                  ------------------------------

                                   Appendix A

                          GENERAL RELEASE OF ALL CLAIMS

      This General Release of all Claims (this "Agreement") is entered into by and among _____________ (the "Executive"), and Schein Pharmaceutical, Inc., a Delaware corporation (as it may be renamed from time to time, and including its subsidiaries and affiliates) (collectively, the "Corporation"), effective as of _________ __, ____.

      In consideration of the promises set forth in the Employment Agreement between the Executive and the Corporation, dated ____________ __, _____, (the "Employment Agreement"), as well as any promises set forth in this Agreement, the Executive and the Corporation agree as follows:

(1)   Return of Property

      All Corporation files, access keys, desk keys, ID badges and credit cards, and such other property of the Corporation as the Corporation may reasonably request, in the Executive's possession must be returned no later than the date of the Executive's termination from the Corporation (the "Termination Date").

(2)   General Release and Waiver of Claims

      Except as provided in the last sentence of this paragraph (2), in consideration of the payments made and to be made, and benefits provided and to be provided, to the Executive pursuant to the Employment Agreement, the Executive hereby unconditionally and forever releases, discharges and waives any and all claims of any nature whatsoever, whether legal, equitable or otherwise, which the Executive may have against the Corporation arising at any time on or before the Termination Date, other than the Excluded Obligations. This release of claims extends to any and all claims of any nature whatsoever, other than with respect to the Excluded Obligations, whether known, unknown or capable or incapable of being known as of the Termination Date or thereafter. This Agreement is a release of all claims of any nature whatsoever by the Executive against the Corporation, other than with respect to the Excluded Obligations, and includes, other than as herein provided, any and all claims, demands, causes of action, liabilities whether known or unknown including those caused by, arising from or related to the Executive's employment relationship with the Corporation including, without limitation, any and all alleged discrimination or acts of discrimination which occurred or may have occurred on or before the Termination Date based upon race, color, sex, creed, national origin, age, disability or any other violation of any Equal Employment Opportunity Law, ordinance, rule, regulation or order, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended (as further described in Section 4 below); the Americans with Disabilities Act; claims under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or any other Federal, state or local laws or regulations regarding employment discrimination or termination of employment. This also includes claims for wrongful discharge, fraud, or misrepresentation under any statute, rule, regulation or under the common law.

      The Executive agrees and understands and knowingly agrees to this release because it is his or her intent in executing this Agreement to forever discharge the Corporation from any and all present, future, foreseen or unforeseen causes of action except for the obligations of the Corporation set forth in the Employment Agreement.

      Notwithstanding the foregoing, the Executive does not release, discharge or waive any rights (the "Excluded Obligations") (i) to payments and benefits provided for in the applicable subsection of Paragraph 4 of the Employment Agreement, (ii) to payments provided for under Paragraphs 5 and 8 of the Employment Agreement, and (iii) to indemnification that he or she may have under the By-Laws of the Corporation, the laws of the State of Delaware, any indemnification agreement between the Executive and the Corporation or any insurance coverage maintained by or on behalf of the Corporation.

(3)   Release and Waiver of Claims Under the Age Discrimination in Employment
      Act

      The Executive acknowledges that the Corporation advised him or her to consult with an attorney of his or her choosing, and through this Agreement advises him or her to consult with his or her attorney with respect to possible claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and the Executive acknowledges that he or she understands that ADEA is a Federal statute that prohibits discrimination, on the basis of age, in employment, benefits, and benefit plans. The Executive wishes to waive any and all claims under the ADEA that he or she may have, as of the Termination Date, against the Corporation, and their respective shareholders, employees, or successors, and hereby waives such claims. The Executive further understands that by signing this Agreement he or she is in fact waiving, releasing and forever giving up any claim under the ADEA against the Corporation that may have existed on or prior to the Termination Date. The Executive acknowledges that the Corporation have informed him or her that he or she has, at his or her option, twenty-one (21) days following the Termination Date in which to sign the waiver of this claim under ADEA, and he or she does hereby knowingly and voluntarily waive said twenty-one (21) day period. The Executive also understands that he or she has seven (7) days following the date on which he or she signs this Agreement within which to revoke the release contained in this paragraph by providing to the Corporation a written notice of his or her revocation of the release and waiver contained in this paragraph. The Executive further understands that this right to revoke the release contained in this paragraph relates only to this paragraph and does not act as a revocation of any other term of this Agreement.

(4)   Proceedings

      The Executive has not filed, and agrees not to initiate or cause to be initiated on his or her behalf, any complaint, charge, claim or proceeding against the Corporation before any local, state or Federal agency, court or other body relating to his or her employment or the termination of his or her employment, other than with respect to the obligations of the Corporation to the Executive under the Employment Agreement (each individually, a "Proceeding"), and agrees not to voluntarily participate in any Proceeding. The Executive waives any right he or she may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

(5)   Remedies

      In the event the Executive initiates or voluntarily participates in any Proceeding, or if he or she fails to abide by any of the terms of this Agreement or his or her post-termination obligations contained in the Employment Agreement, or if he or she revokes the ADEA release contained in Paragraph 3 of this Agreement within the seven-day period provided under Paragraph 3, the Corporation may, in addition to any other remedies it may have, reclaim any amounts paid to him or her under the termination provisions of the Employment Agreement or terminate any benefits or payments that are subsequently due under the Employment Agreement, without waiving the release granted herein. The Executive acknowledges and agrees that the remedy at law available to the Corporation for breach of any of his or her post-termination obligations under the Employment Agreement or his or her obligations under Paragraphs 2, 3 and 4 of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Corporation may have at law, in equity or under this Agreement, upon adequate proof of his or her violation of any such provision of this Agreement, the Corporation shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

      The Executive understands that by entering into this Agreement he or she will be limiting the availability of certain remedies that he or she may have against the

      Corporation and limiting also his or her ability to pursue certain claims against the Corporation.

(6)   Severability Clause

      In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

(7)   Non-Admission

      Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Corporation.

(8)   Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed in that State, without regard to conflicts of law principles; and the parties agree to the jurisdiction of the U.S. District Court for the District of Delaware, and agree to appear in any action in such courts by service of process by certified mail, return receipt requested, at the following addresses:

      To the Corporation:     100 Campus Drive
                              Florham Park, New Jersey 07932
                              Attention: General Counsel

      To the Executive:       To the address indicated on the signature page of
                              this Agreement (or if no address is indicated, to the last known address of the Executive as shown in the Corporation's records)

THE EXECUTIVE ACKNOWLEDGES THAT HE OR SHE HAS READ THIS AGREEMENT AND THAT HE OR SHE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT HE OR SHE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OR HER OWN FREE WILL.

      IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first set forth above.

                                               SCHEIN PHARMACEUTICAL, INC.

                                               By:
                                                  ------------------------------
                                                  Authorized Officer


                                               EXECUTIVE

                                               ---------------------------------

                                               Address:
                                                       -------------------------

                                                       -------------------------